Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

SmartStop Self Storage REIT, Inc.

Ladera Ranch, California

We hereby consent to the use in the proxy statement and prospectus constituting a part of this Registration Statement on Form S-4 of our report dated March 23, 2022, relating to the consolidated financial statements and schedule of SmartStop Self Storage REIT, Inc., which appears in the proxy statement and prospectus.

We also consent to the reference to us under the caption “Experts” in the proxy statement and prospectus.

/s/ BDO USA, LLP

Costa Mesa, California

April 1, 2022